Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

June 1, 2022

Solid Biosciences Inc.

500 Rutherford Avenue

Charlestown, Massachusetts 02129

RE:	Inducement Stock Option Awards (January 2022 – June 2022)

Inducement Restricted Stock Unit Awards (January 2022 – June 2022)

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) an aggregate of 251,400 shares (the “Option Shares”) of common stock, par value $0.001 per share, of Solid Biosciences Inc., a Delaware corporation (the “Company”), pursuant to inducement stock option agreements providing for employee inducement stock option grants between the Company and various employees, which were or will be entered into in connection with the entry into such employees’ employment with the Company pursuant to Nasdaq Stock Market Rule 5635(c)(4) (collectively, the “Inducement Option Agreements”); and (ii) 125,700 shares of common stock (the “RSU Shares” and collectively with the Option Shares, the “Shares”) pursuant to inducement restricted stock unit agreements providing for employee inducement restricted stock unit grants between the Company and various employees, which were or will be entered into in connection with the entry into such employees’ employment with the Company pursuant to Nasdaq Stock Market Rule 5635(c)(4) (collectively, the “Inducement RSU Agreements”).

We have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Inducement Option Agreements or the Inducement RSU Agreements, as applicable, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Inducement Option Agreements and the Inducement RSU Agreements, as applicable, the Shares will be validly issued, fully paid and nonassessable.

Wilmer Cutler Pickering Hale and Dorr LLP, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109

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Solid Biosciences Inc.

June 1, 2022

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Wilmer Cutler Pickering Hale and Dorr LLP

WILMER CUTLER PICKERING HALE AND DORR LLP